EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)
                                   (unaudited)


                                            Three Months Ended       Six Months Ended
                                                 June 30,                June 30,
                                          ----------------------  ----------------------
                                             2003        2002        2003        2002
                                          ----------  ----------  ----------  ----------
Net Income.............................   $   7,404   $   7,388   $  14,167   $  14,756
                                          ==========  ==========  ==========  ==========

Basic earnings per share...............   $    0.14   $    0.14   $    0.28   $    0.29
                                          ==========  ==========  ==========  ==========
Weighted average shares
outstanding-basic......................      51,490      51,449      51,324      51,331
                                          ==========  ==========  ==========  ==========

Diluted earnings per share.............   $    0.14   $    0.14   $    0.27   $    0.27
                                          ==========  ==========  ==========  ==========
Weighted average shares
outstanding-diluted....................      53,633      53,974      53,453      53,966
                                          ==========  ==========  ==========  ==========

Calculation of weighted average shares:
   Weighted average common stock
   outstanding-basic...................      51,490      51,449      51,324      51,331
   Weighted average common stock
   options, utilizing the treasury
   stock method........................       2,143       2,525       2,129       2,635
                                          ----------  ----------  ----------  ----------
Weighted average shares
outstanding-diluted....................      53,633      53,974      53,453      53,966
                                          ==========  ==========  ==========  ==========